UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 6, 2008 (May 2, 2008)
STERLING CHEMICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50132	76-0502785
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

333 Clay Street, Suite 3600	77002-4109
Houston, Texas	(Zip Code)
(Address of principal execute offices)
(713) 650-3700
(Registrant’s telephone number, including area code)
Not Applicable
(Former names or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 2, 2008, the board of directors of Sterling Chemicals, Inc. (the “Company”) approved the grant of options under the Company’s Amended and Restated 2002 Stock Plan to purchase 5,000 shares of the Company’s common stock, at a price per share of $31.60, to John R. Beaver, the Company’s Senior Vice President — Chief Financial Officer. The options will vest in three equal annual installments beginning on May 2, 2009. None of the options may be exercised after the tenth anniversary of the date of grant or the earlier termination of such option, and the options will become fully exercisable in the event of a “change of control,” which includes the acquisition of beneficial ownership by any person (other than Resurgence Asset Management, L.L.C. and its affiliates) of at least 50% of the Company’s outstanding common stock or at least 50% of the combined voting power of all the Company’s outstanding securities entitled to vote generally in the election of directors, (ii) the sale, lease, exchange or transfer of substantially all of the Company’s properties and assets or (iii) the Company’s merger or consolidation with another entity if the holders of the Company’s existing voting securities own less than a majority of the voting securities of the surviving entity. Approval of the option grants was in connection with Mr. Beaver’s promotion to the position of Senior Vice President — Chief Financial Officer, so that his overall compensation and incentives would be aligned with those of the Company’s other executive officers.
     The form of option agreement used in connection with the Mr. Beaver’s option grant described above is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Description
99.1	Form of Executive Officer Stock Option Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2008	STERLING CHEMICALS, INC.
	By:	/s/ Richard K. Crump
Richard K. Crump
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	Form of Executive Officer Stock Option Agreement